Pope Asset Management

                        Investment Adviser Code of Ethics

Our Code of Ethics is covered under three broad principles:

      1.    Integrity First
      2.    Service before Self
      3.    Excellence in all we do

Our code of ethics is not defined by a specific list of duties, but goes beyond the letter of the law to establish a standard of ethical conduct.

General Principles

      1.    Employees have the duty to act in the best interest of clients;
      2. All personal securities transactions should be conducted in a manner that is consistent with the code of ethics and avoids any abuse or inappropriate advantage of an employee's position of trust and responsibility;
      3. All information concerning the identity of security holdings and financial circumstances of clients is confidential;
      4. Independence from potential personal conflicts in the investment decision-making process is paramount.

These general principles govern all conduct, whether or not the conduct is covered by more specific standards and procedures set forth in the remainder of this document. Additional information regarding the topics covered in this code of ethics can be found in the firm's policies and procedures manual. Failure to comply with the firm's code of ethics may result in disciplinary action, including termination of employment.

Persons Covered by the Code

This code of ethics shall apply to all supervised persons of the firm. Supervised persons include all officers and employees of the firm as well as any other person who provides advice on behalf of the advisor and is subject to the advisor's supervision and control.

Securities Covered by the Code

Covered security moans any stock, bond, future, investment contract or any other instrument that is considered a "security" under the Investment Adviser's Act. Examples include options on securities, indexes, or currencies; limited partnerships; foreign unit trusts and foreign mutual funds; private investment funds, hedge funds and investment clubs.

Covered security does not include direct obligations of the US government (e.g. treasury securities); bankers' acceptances, bank CD's, commercial paper, and high quality short-term debt obligations, including repurchase agreements; shares issued by money market funds; shares of open-end mutual funds that are not advised or sub-advised by the firm; shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by the firm.

                          Standards of Business Conduct

Compliance with Laws and Regulations

All supervised persons must comply with applicable federal securities laws. Supervised persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

      o     To defraud such client in any manner;
      o To mislead such clients, including by making a statement that omits material facts,
      o To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;
      o     To engage in any manipulative practice with respect to such client;
      o To engage in any manipulative practice with respect to securities, including price manipulation.

Conflicts of Interest

As a fiduciary, the firm has affirmative duty of care, loyalty, honesty and good faith to act in the best interests of its clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client.

      o The firm prohibits inappropriate favoritism of one client over another client that would constitute a breach of fiduciary duty.
      o The firm prohibits supervised persons from using knowledge about pending securities transactions for clients to profit personally as a result of such transactions, including by purchasing or selling such securities.

Insider Trading

The firm prohibits supervised person from trading, either personally or on behalf of others, while in possession of material, non-public information. Personnel should also refrain from communicating material non-public information to others in violation of the law. Please reference the firm's policies and procedures manual for further information regarding Pope Asset's Insider Trading Policy.

Personal Securities Transactions

All supervised persons should strictly comply with the firm's policies and procedures regarding personal securities transactions.

      o IPO's - The firm requires that investment personnel request pro-clearance for participation in an IPO. Such request should be directed to the Chief Compliance Officer or the President, and a written record should be kept.
      o Limited or Private Offerings - The firm requires that investment personnel should request prior approval of any acquisition of securities in a limited offering (e.g. private placement). Approval requests should be directed to the Chief Compliance Officer or the President and a written record should be kept with pertinent details of the investment. Such person will be required to disclose that investment when they play a part in any client's subsequent consideration of an investment in the issuer. The decision to purchase securities of the issuer for clients should be, at a minimum, subject to an independent review by investment personnel with no personal interest in the issuer.

Gifts and Entertainment

A conflict of interest occurs when the personal interests of employees interfere or could potentially interfere with their responsibilities to the firm and its clients. Supervised persons should not accept inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to a person or a firm. Similarly, supervised persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the supervised person.

Confidentiality

The information concerning the identity of security holdings and financial circumstances of clients is confidential. Employees must comply with the firm's privacy policy, keeping all information about clients (including former clients) in strict confidence, including the client's identity (unless the client consents), the client's financial circumstances, the client's security holdings, and advice furnished to the client by the firm.

Marketing and Promotional Activities

All oral and written statements, including those made to clients, prospective clients, their representatives, or the media, must be professional, accurate, balanced, and not misleading in any way. For more information regarding this issue, please refer to the "advertising" section in the firm's policies and procedures manual.

                              Compliance Procedures

Reporting Requirements

The firm requires that all supervised persons submit to the chief compliance officer a report of all holdings in covered/reportable securities within 10 days of becoming a supervised person and thereafter on an annual basis. This report must include the following: security name and symbol, type of security, number of shares and principal amount; the name of the broker, dealer, or bank where the account is maintained; the report date.

In addition to the annual holdings reports, all supervised persons should submit to the chief compliance office a quarterly transactions report no later than 10 days following the end of the calendar quarter.

The firm requests that all employees provide the chief compliance officer with duplicate confirmation or statements for securities accounts. These items will be accepted in lieu of the quarterly transaction reports.

Personal securities transactions are reviewed at least on a quarterly basis. Please refer to the personal securities transactions section of the firm's policies and procedures manual for more information.

Reporting Violations

Employees should report any violations of the firm's code of ethics promptly to the Chief Compliance Officer or the President. All reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the code.

Adopted:


------------------------------
William P. Wells


------------------------------
Date

                              Initial Certification

I have reviewed and understand the Pope Asset Management Code of Ethics and agree to abide by the firm's policies and procedures. I understand that violation of any provision, policy or procedure as outlined in the manual will be cause for sanction, which may include termination of employment.

I also agree to disclose any outside business activities or personal securities accounts to the Compliance Officer promptly.



                                                --------------------------------
                                                Signature


                                                --------------------------------
                                                Date

                          Acknowledgement of Amendments

I have reviewed and understand the amendments to Pope Asset Management Code of Ethics and agree to abide by the firm's policies and procedures. I understand that violation of any provision, policy or procedure as outlined in the manual will be cause for sanction, which may include termination of employment.

I also agree to disclose any outside business activities or personal securities accounts to the Compliance Officer promptly.



                                                --------------------------------
                                                Signature


                                                --------------------------------
                                                Date

                              Annual Certification

I have reviewed and understand the Pope Asset Management Code of Ethics and agree to abide by the firm's policies and procedures. In addition, I have provided the compliance officer with all of the reports required by the code, and I have not engaged in any conduct prohibited by the code since the last certification. I understand that violation of any provision, policy or procedure as outlined in the manual will be cause for sanction, which may include termination of employment.

I also agree to continue to disclose any outside business activities or personal securities accounts to the Compliance Officer promptly.



                                                --------------------------------
                                                Signature


                                                --------------------------------
                                                Date

                       Employee Investment Holdings Report

List all holdings in covered/reportable securities (i.e., stocks, bonds, futures, options, LP's, private investments, hedge funds, etc.) that are not included in investment accounts where duplicate statements are sent to Pope Asset Management:

    Security Name              Symbol            Security Type         # of Shares         Principal Amt.
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
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

*Attach additional sheets if needed.

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List all accounts with a broker, dealer or bank with which you maintain an account in which any securities are held for your direct or indirect benefit.

         Company Name                Account Name             Account Number               Contact Info
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
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

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Please describe any other outside business activities (i.e. board positions, directorships, consulting arrangements):


                                                Date:
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Employee Signature

                            Amendment to Schedule F

General Principles in PAM's Code of Ethics;

      1. All employees have the duty to act in the best interest of clients at all times;

      2. All personal securities transactions should be conducted in a manner that inconsistent with the code of ethics, avoiding any actual or potential conflicts of interest or any abuse of an employee's position of trust and responsibility;

      3.    No employee should take inappropriate advantage of their position;

      4. All information concerning the identity of security holdings and financial circumstances of clients is confidential;

      5.    Independence in the investment decision-making process is paramount.

Pope Asset Management will provide a copy of the entire Code of Ethics to any client or prospective client upon request.